Exhibit 99.3

Designated Filer: Warburg Pincus Private Equity IX, L.P.

Issuer & Ticker Symbol: Laredo Petroleum, Inc. [LPI]

Date of Event Requiring Statement: May 12, 2014

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX LLC

By:	Warburg Pincus Partners LLC, its Sole Member
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss		Date:	May 12, 2014
	Name:	Robert B. Knauss
	Title:	Partner

WARBURG PINCUS PARTNERS LLC

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss		Date:	May 12, 2014
	Name:	Robert B. Knauss
	Title:	Partner

WARBURG PINCUS LLC

By:	/s/ Robert B. Knauss		Date:	May 12, 2014
	Name:	Robert B. Knauss
	Title:	Managing Director

WARBURG PINCUS & CO.

By:	/s/ Robert B. Knauss		Date:	May 12, 2014
	Name:	Robert B. Knauss
	Title:	Partner

CHARLES R. KAYE

By:	/s/ Robert B. Knauss		Date:	May 12, 2014

	By:	Robert B. Knauss, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Robert B. Knauss		Date:	May 12, 2014

	By:	Robert B. Knauss, Attorney-in-Fact*

* The Power of Attorney given by each of Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities & Exchange Commission on November 26, 2013 as an exhibit to a statement on Form 4 filed by Warburg Pincus Private Equity IX, L.P. with respect to Laredo Petroleum, Inc. (f/k/a Laredo Petroleum Holdings, Inc.)  and is hereby incorporated by reference.